N E W S
Cimarex Energy Co. 1700 Lincoln Street, Suite 3700 Denver, CO 80203 Phone: (303) 295-3995

Cimarex Reports Fourth Quarter and Full Year 2018 Results

•	4Q daily production above guidance averaging 251.3 MBOE; 79,904 barrels of oil

•	Daily production for the full year averaged 221.9 MBOE; 67,699 barrels of oil

•	2018 E&D expenditures below guidance at $1.57 billion

•	Cimarex sold assets in Ward County, Texas, and reinvested in assets in Reeves County, Texas through the pending acquisition of Resolute Energy Corporation (expected to close March 1)

DENVER, February 20, 2019 - Cimarex Energy Co. (NYSE: XEC) today reported fourth quarter 2018 net income of $316.2 million, or $3.32 per share, compared to $174.7 million, or $1.83 per share, in the same period a year ago. Fourth quarter adjusted net income (non-GAAP) was $189.7 million, or $1.98 per share, compared to fourth quarter 2017 adjusted net income (non-GAAP) of $140.0 million, or $1.47 per share1. Net cash provided by operating activities was $393.2 million in the fourth quarter of 2018 compared to $340.8 million in the same period a year ago. Adjusted cash flow from operations (non-GAAP) was $428.2 million in the fourth quarter of 2018 compared to $357.1 million in the fourth quarter a year ago1.

Driven by solid execution, total company volumes for the fourth quarter averaged 251.3 thousand barrels of oil equivalent (MBOE) per day. Oil production averaged 79,904 barrels (bbls) per day, up 29 percent from the same period a year ago and up 25 percent from third quarter 2018 levels.

Realized oil prices averaged $49.30 per barrel in the fourth quarter, down five percent from the $51.68 per barrel received in the fourth quarter of 2017 and realized natural gas prices averaged $2.16 per thousand cubic feet (Mcf), down 16 percent from the fourth quarter 2017 average of $2.58 per Mcf. NGL prices averaged $20.71 per barrel, down 20 percent from the $25.88 per barrel received in the fourth quarter of 2017. For the full year, Cimarex realized $56.61 per barrel of oil, up 20 percent from 2017, $1.99 per Mcf of natural gas and $22.28 per barrel of NGLs sold. Realized prices for 2018 reflect the adoption of Accounting Standards Codification 606 (ASC 606). See table below (Impact of ASC 606) for comparison of realized prices for 2018 for pre- and post-ASC 606.

During 2018, both oil and natural gas prices were negatively impacted by local price differentials. Our realized Permian oil differential to WTI Cushing averaged $(9.82) per barrel in 2018. Cimarex's average differential on its Permian natural gas production was $(1.40) per Mcf below Henry Hub in 2018 and, in the Mid-Continent region, realized gas prices were $(0.86) per Mcf below the Henry Hub index.

Cimarex invested $1.57 billion in exploration and development (E&D) in 2018, including $380 million in the fourth quarter. Investments made in 2018 were funded with cash flow from operations and cash on the balance sheet. Total debt at December 31, 2018, consisted of $1.5 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and a cash balance of $800.7 million at year-end. Debt was 31 percent of total capitalization2.

Proved reserves at December 31, 2018, totaled 591 million barrels of oil equivalent (MMBOE), up six percent year over year.  Proved developed reserves increased eight percent to 501 MMBOE. Cimarex added 159 MMBOE through extensions and discoveries and deducted 23 MMBOE through net revisions resulting in reserve replacement of 168 percent of 2018 production.  Proved reserves are 85 percent proved developed.

On August 31, 2018, we closed on the sale of properties in Ward County, Texas, and have received $534.6 million in net cash proceeds adjusted for the resolution of all asserted defects as of December 31, 2018. On November 18, 2018, Cimarex entered into a merger agreement to acquire Resolute Energy Corporation in a cash and stock transaction valued at $1.6 billion, including the assumption of Resolute's long-term debt, which was approximately $710 million. The transaction is expected to close on March 1, 2019, and is subject to the approval of the Resolute shareholders and the satisfaction of certain regulatory approvals and other closing conditions.

Operations Update
Cimarex invested $1.57 billion in E&D in 2018--70 percent in the Permian region and 30 percent in the Mid-Continent. An additional $103 million was invested in midstream operations and other infrastructure in 2018. Of the $1.57 billion of E&D investment in 2018, $1.35 billion (86 percent) went toward the drilling and completion of new wells.

During 2018, Cimarex participated in the drilling and completion of 349 gross (122 net) wells. At year-end, 83 gross (28 net) wells were waiting on completion, of which 48 gross (8 net) were in the Mid-Continent and 35 gross (20 net) were in the Permian. Cimarex currently operates 11 drilling rigs.

WELLS BROUGHT ON PRODUCTION BY REGION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Gross wells
Permian Basin	40	32	129	97
Mid-Continent	46	85	220	222
	86	117	349	319
Net wells
Permian Basin	32	14	80	55
Mid-Continent	6	10	42	43
	38	24	122	98

Permian Region
Production from the Permian region averaged 147,404 BOE per day in the fourth quarter, a 31 percent increase from fourth quarter 2017. Oil volumes averaged 61,621 barrels per day, a 29 percent increase from fourth quarter 2017. For the full year, production averaged 126,124 BOE per day, up 20 percent year over year.

Cimarex brought 40 gross (32 net) wells on production in the Permian region during the fourth quarter.
Activity in the fourth quarter included first production from 32 wells in the Wolfcamp, Avalon and Bone Spring formations. Of note is a 10,000-ft lateral, the Kingman 45 State Unit 3H, a Third Bone Spring test on the western side of Culberson County, Texas. This new zone had average 30-day initial peak production of 2,917 BOE per day including 1,965 barrels of oil per day (67 percent). Cimarex had additional success in the Third Bone Spring in Lea County, New Mexico, where three 5,000-ft laterals had an average 30-day peak initial production of 1,461 BOE per day (81 percent oil).

Cimarex brought 129 gross (80 net) wells on production in the Permian region in 2018. About 70 percent of our operated wells were drilled from multi-well pads and our average lateral length on our operated wells in the Permian was 7,617 feet in 2018. Cimarex currently operates ten rigs in the region. Please see our press release announcing our 2019 capital plans as well as our most recent presentation for more details.

Mid-Continent Region
Production from the Mid-Continent averaged 103,432 BOE per day for the fourth quarter, up 17 percent from fourth quarter 2017 and up six percent sequentially. Oil volumes averaged 18,122 barrels per day and represented 18 percent of the region's total equivalent production. For the full year, production averaged 95,307 BOE per day, up 12 percent year over year.

Wells brought on production during the fourth quarter totaled 46 gross (6 net) in the Mid-Continent region, bringing the total wells in 2018 to 220 gross (42 net). At the end of the quarter, 48 gross (8 net) wells were waiting on completion.

Activity in the region continues to focus on the Woodford and Meramec shale plays in western Oklahoma. Cimarex currently operates one rig in the Mid-Continent. Please see our press release announcing our 2019 capital plans as well as our most recent presentation for more details.

Production by Region
Cimarex’s average daily production and commodity price by region is summarized below:

DAILY PRODUCTION BY REGION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Permian Basin
Gas (MMcf)	296.4	232.6	253.7	217.9
Oil (Bbls)	61,621	47,642	52,339	44,577
NGL (Bbls)	36,380	25,747	31,505	24,269
Total Equivalent (BOE)	147,404	112,157	126,124	105,157

Mid-Continent
Gas (MMcf)	324.2	300.3	308.8	294.4
Oil (Bbls)	18,122	13,999	15,150	12,457
NGL (Bbls)	31,275	24,176	28,697	23,296
Total Equivalent (BOE)	103,432	88,225	95,307	84,822

Total Company
Gas (MMcf)	621.9	534.0	563.9	513.6
Oil (Bbls)	79,904	61,771	67,699	57,153
NGL (Bbls)	67,706	49,954	60,258	47,600
Total Equivalent (BOE)	251,254	200,729	221,946	190,354

AVERAGE REALIZED PRICE BY REGION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018*	2017	2018*	2017

Permian Basin
Gas ($ per Mcf)	1.44	2.56	1.69	2.72
Oil ($ per Bbl)	47.17	51.38	54.95	46.96
NGL ($ per Bbl)	20.13	25.07	22.84	20.25

Mid-Continent
Gas ($ per Mcf)	2.82	2.60	2.23	2.78
Oil ($ per Bbl)	56.48	52.72	62.31	47.42
NGL ($ per Bbl)	21.38	26.73	21.67	23.02

Total Company
Gas ($ per Mcf)	2.16	2.58	1.99	2.76
Oil ($ per Bbl)	49.30	51.68	56.61	47.06
NGL ($ per Bbl)	20.71	25.88	22.28	21.61

*Realized prices for 2018 reflect the adoption of ASC 606. See Impact of ASC 606 table for a comparison of 2018 realized prices on a pre- and post-ASC 606 basis.

Other
The following table summarizesCimarex’s current hedge positions:

		1Q19	2Q19	3Q19	4Q19	1Q20	2Q20
Gas Collars:	PEPL(3)
	Volume (MMBtu/d)	139,667	150,000	120,000	90,000	60,000	30,000
	Wtd Avg Floor	$2.04	$2.03	$1.94	$1.94	$1.96	$1.95
	Wtd Avg Ceiling	$2.40	$2.39	$2.32	$2.37	$2.38	$2.26

	El Paso Perm(3)
	Volume (MMBtu/d)	86,556	90,000	70,000	40,000	20,000	10,000
	Wtd Avg Floor	$1.67	$1.67	$1.49	$1.40	$1.45	$1.50
	Wtd Avg Ceiling	$1.94	$1.95	$1.79	$1.73	$1.92	$2.13

	Waha (3)
	Volume (MMBtu/d)	36,556	40,000	40,000	40,000	30,000	10,000
	Wtd Avg Floor	$1.40	$1.41	$1.41	$1.41	$1.43	$1.50
	Wtd Avg Ceiling	$1.71	$1.73	$1.73	$1.73	$1.79	$1.90

Oil Collars:	WTI(4)
	Volume (Bbl/d)	31,689	33,000	26,000	18,000	10,000	2,000
	Wtd Avg Floor	$53.85	$53.70	$55.23	$57.56	$58.00	$50.00
	Wtd Avg Ceiling	$66.79	$66.62	$69.46	$70.90	$73.20	$62.60

Oil Basis Swaps:	WTI Midland(5)
	Volume (Bbl/d)	29,000	29,000	24,000	16,000	7,000	7,000
	Weighted Avg Differential	$(5.46)	$(5.46)	$(6.50)	$(7.79)	$(0.40)	$(0.40)

Conference call and webcast
Cimarex will host a conference call tomorrow, February 21, at 11:00 a.m. EST (9:00 a.m. MST) to discuss its fourth quarter and 2018 financial and operating results as well as management's outlook for 2019. The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To join the live, interactive call, please dial 866-367-3053 ten minutes before the scheduled start time (callers in Canada dial 855-669-9657 and international callers dial 412-902-4216).

A replay will be available on the company’s website.

Investor Presentation
For more details on Cimarex’s 2018 results, please refer to the company’s investor presentation available at www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Permian Basin and Mid-Continent areas of the U.S.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding projected results and future events. These forward-looking statements are based on management’s judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a description of certain risk factors that may affect these forward-looking statements.
Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including among other things: oil, NGL and natural gas price levels and volatility; higher than expected costs and expenses, including the availability and cost of services and materials; our ability to complete our pending acquisition of Resolute Energy ("Resolute") and to successfully integrate the business of Resolute; compliance with environmental and other regulations; costs and availability of third party facilities for gathering, processing, refining and transportation; risks associated with operating in one major geographic area; environmental liabilities; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; declines in the values of our oil and gas properties resulting in impairments; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions and disposal of produced water; unexpected future capital expenditures; economic and competitive conditions; the availability and cost of capital; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; derivative and hedging activities; the success of the company's risk management activities; title to properties; litigation; the ability to complete property sales or other transactions; the effectiveness of controls over financial reporting; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

FOR FURTHER INFORMATION CONTACT
Cimarex Energy Co.
Karen Acierno
303-285-4957

www.cimarex.com

1	Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See below for reconciliations of the related GAAP amounts.

2	Debt to total capitalization is calculated by dividing long-term debt by long-term debt plus stockholders’ equity.

3
PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index, El Paso Perm refers to El Paso Permian Basin index, and Waha refers to West Texas (Waha) Index, all as quoted in Platt’s Inside FERC.

4	WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

5	Index price on basis swaps is WTI NYMEX less the weighted average WTI Midland differential, as quoted by Argus Americas Crude.

RECONCILIATION OF ADJUSTED NET INCOME

The following reconciles net income as reported under generally accepted accounting principles (GAAP) to adjusted net income (non-GAAP) for the periods indicated.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(in thousands, except per share data)

Net income	$316,182	$174,696	$791,851	$494,329
Mark-to-market (gain) loss on open derivative positions	(161,516)	30,160	(110,388)	(22,843)
Loss on early extinguishment of debt	—	18	—	28,187
Asset Retirement Obligation	—	10,460	—	10,460
Impact of reduction in Federal statutory tax rate	—	(61,146)	—	(61,146)
Tax impact	35,049	(14,142)	24,948	(5,768)
Adjusted net income	$189,715	$140,046	$706,411	$443,219
Diluted earnings per share	$3.32	$1.83	$8.32	$5.19
Adjusted diluted earnings per share*	$1.98	$1.47	$7.40	$4.65

Weighted-average number of shares outstanding:
Adjusted diluted**	95,675	95,363	95,523	95,265

Adjusted net income and adjusted diluted earnings per share exclude the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP measures because:

a)	Management uses adjusted net income to evaluate the company's operating performance between periods and to compare the company's performance to other oil and gas exploration and production companies.

b)	Adjusted net income is more comparable to earnings estimates provided by research analysts.

* Does not include adjustments resulting from application of the "two-class method" used to determine earnings per share under GAAP.

** Reflects the weighted-average number of common shares outstanding during the period as adjusted for the dilutive effects of outstanding stock options.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net cash provided by operating activities to adjusted cash flows from operations (non-GAAP) for the periods indicated.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Net cash provided by operating activities	$393,181	$340,759	$1,550,994	$1,096,564
Change in operating assets and liabilities	34,971	16,339	(17,415)	89,067

Adjusted cash flow from operations	$428,152	$357,098	$1,533,579	$1,185,631

Management uses the non-GAAP financial measure of adjusted cash flow from operations as a means of measuring our ability to fund our capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of net cash provided by operating activities. Management believes this non-GAAP financial measure provides useful information to investors for the same reason, and that it is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PROVED RESERVES

	Gas (MMcf)	Oil (MBbls)	NGL (MBbls)	Total (MBOE)
December 31, 2017	1,607,635	137,238	153,860	559,037
Revisions of previous estimates	(132,577)	(4,348)	3,777	(22,667)
Extensions and discoveries	342,810	53,763	47,614	158,512
Purchases of reserves	3	—	—	1
Production	(205,837)	(24,710)	(21,994)	(81,010)
Sales of reserves	(20,713)	(15,405)	(3,821)	(22,678)
December 31, 2018	1,591,321	146,538	179,436	591,195

Proved developed reserves:
December 31, 2017	1,334,510	114,116	126,227	462,761
December 31, 2018	1,398,729	116,339	151,566	501,027

	2018	2017	% Change
Standardized Measure ($ in millions)	4,015	3,285	22%
Pre-tax PV-10 ($ in millions) *	4,739	3,725	27%

Average prices used in Standardized Measure	2018	2017	% Change
Gas ($ per Mcf)	3.10	2.98	4%
Oil ($ per Bbl)	65.56	51.34	28%
NGL ($ per Bbl)	21.03	19.09	10%

* Pre-tax PV-10 is a non-GAAP financial measure. Pre-tax PV-10 is comparable to the standardized measure, which is the most directly comparable GAAP financial measure. Pre-tax PV-10 is computed on the same basis as the standardized measure but without deducting future income taxes. As of December 31, 2018 and 2017, Cimarex's discounted future income taxes were $724.0 million and $439.8 million, respectively. Cimarex's standardized measure of discounted future net cash flows was $4,015.2 million at year-end 2018 and $3,285.0 million at year-end 2017. Management uses pre-tax PV-10 as one measure of the value of the company's proved reserves and to compare relative values of proved reserves to other exploration and production companies without regard to income taxes. Management believes pre-tax PV-10 is a useful measure for comparison of proved reserve values among companies because, unlike standardized measure, it excludes future income taxes that often depend on the unique income tax characteristics of the owner of the reserves rather than on the nature, location and quality of the reserves themselves. Management further believes that professional research analysts and rating agencies use pre-tax PV-10 in similar ways. However, pre-tax PV-10 is not a substitute for the standardized measure of discounted future net cash flows. Cimarex's pre-tax PV-10 and the standardized measure of discounted future net cash flows do not purport to present the fair value of its oil and natural gas reserves.

PROVED RESERVES BY REGION

	Gas (MMcf)	Oil (MBbls)	NGL (MBbls)	Total (MBOE)
Permian Basin	727,985	116,378	96,533	334,241
Mid-Continent	861,440	29,908	82,826	256,307
Other	1,896	252	77	647
	1,591,321	146,538	179,436	591,195

IMPACT OF ASC 606

Effective January 1, 2018, Cimarex adopted the provisions of Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”). Application of ASC 606 has no impact on our net income or cash flows from operations; however, certain costs classified as Transportation, processing, and other operating expenses in the statement of operations under prior accounting standards are now reflected as deductions from revenue under ASC 606. The following tables present certain Pre- and Post-ASC 606 amounts:

REVENUES
	Three Months Ended December 31,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
	(in thousands)
Oil sales	$362,411	$362,411	$293,686
Gas sales	$129,508	$123,810	$126,810
NGL sales	$136,023	$129,015	$118,918

	Twelve Months Ended December 31,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
	(in thousands)
Oil sales	$1,398,813	$1,398,813	$981,646
Gas sales	$425,233	$408,751	$516,936
NGL sales	$518,410	$490,081	$375,421

AVERAGE REALIZED PRICE BY REGION
	Three Months Ended December 31,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
Permian Basin
Gas ($ per Mcf)	1.60	1.44	2.56
Oil ($ per Bbl)	47.17	47.17	51.38
NGL ($ per Bbl)	21.94	20.13	25.07

Mid-Continent
Gas ($ per Mcf)	2.86	2.82	2.60
Oil ($ per Bbl)	56.48	56.48	52.72
NGL ($ per Bbl)	21.70	21.38	26.73

Total Company
Gas ($ per Mcf)	2.26	2.16	2.58
Oil ($ per Bbl)	49.30	49.30	51.68
NGL ($ per Bbl)	21.84	20.71	25.88

	Twelve Months Ended December 31,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
Permian Basin
Gas ($ per Mcf)	1.82	1.69	2.72
Oil ($ per Bbl)	54.95	54.95	46.96
NGL ($ per Bbl)	24.53	22.84	20.25

Mid-Continent
Gas ($ per Mcf)	2.27	2.23	2.78
Oil ($ per Bbl)	62.31	62.31	47.42
NGL ($ per Bbl)	22.52	21.67	23.02

Total Company
Gas ($ per Mcf)	2.07	1.99	2.76
Oil ($ per Bbl)	56.61	56.61	47.06
NGL ($ per Bbl)	23.57	22.28	21.61

TRANSPORTATION, PROCESSING, AND OTHER OPERATING EXPENSES
	Three Months Ended December 31,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
	(in thousands, except per BOE)
Transportation, processing, and other operating expenses	$66,690	$53,984	$59,606
Per BOE	$2.89	$2.34	$3.23

	Twelve Months Ended December 31,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
	(in thousands, except per BOE)
Transportation, processing, and other operating expenses	$245,613	$200,802	$231,640
Per BOE	$3.03	$2.48	$3.33

OIL AND GAS CAPITALIZED EXPENDITURES

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Acquisitions:
Proved	$—	$678	$62	$938
Unproved	13,965	2,590	26,216	6,853
	13,965	3,268	26,278	7,791

Exploration and development:
Land and seismic	$6,764	$17,157	$82,791	$140,516
Exploration and development	373,555	326,855	1,487,453	1,140,548
	380,319	344,012	1,570,244	1,281,064

Property sales	(7,285)	(3,544)	(581,799)	(11,680)
	$386,999	$343,736	$1,014,723	$1,277,175

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(in thousands, except per share information)
Revenues:
Oil sales	$362,411	$293,686	$1,398,813	$981,646
Gas and NGL sales	252,825	245,728	898,832	892,357
Gas gathering and other	8,885	11,526	41,372	44,246
	624,121	550,940	2,339,017	1,918,249
Costs and expenses:
Depreciation, depletion, amortization, and accretion	180,060	142,482	597,615	461,655
Production	66,455	71,771	293,213	262,180
Transportation, processing, and other operating	53,984	59,606	200,802	231,640
Gas gathering and other	12,105	9,910	41,964	35,840
Taxes other than income	38,620	26,760	125,169	89,864
General and administrative	16,642	21,161	80,850	79,996
Stock compensation	6,633	6,637	22,895	26,256
(Gain) loss on derivative instruments, net	(157,505)	29,051	(85,959)	(21,210)
Other operating expense, net	30	337	15,500	1,314
	217,024	367,715	1,292,049	1,167,535

Operating income	407,097	183,225	1,046,968	750,714

Other (income) and expense:
Interest expense	17,387	16,836	68,224	74,821
Capitalized interest	(5,738)	(5,492)	(20,855)	(22,948)
Loss on early extinguishment of debt	—	18	—	28,187
Other, net	(8,192)	(2,338)	(22,908)	(11,342)

Income before income tax	403,640	174,201	1,022,507	681,996
Income tax expense (benefit)	87,458	(495)	230,656	187,667
Net income	$316,182	$174,696	$791,851	$494,329

Earnings per share to common stockholders:
Basic	$3.32	$1.83	$8.32	$5.19
Diluted	$3.32	$1.83	$8.32	$5.19

Dividends declared per share	$0.18	$0.08	$0.68	$0.32

Weighted-average number of shares outstanding:
Basic	93,897	93,569	93,793	93,466
Diluted	93,915	93,612	93,820	93,509

Comprehensive income:
Net income	$316,182	$174,696	$791,851	$494,329
Other comprehensive income (loss):
Change in fair value of investments, net of tax	(1,985)	394	(1,444)	1,254
Total comprehensive income	$314,197	$175,090	$790,407	$495,583

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Cash flows from operating activities:
Net income	$316,182	$174,696	$791,851	$494,329
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion, amortization, and accretion	180,060	142,482	597,615	461,655
Deferred income taxes	90,465	2,311	233,280	190,479
Stock compensation	6,633	6,637	22,895	26,256
(Gain) loss on derivative instruments, net	(157,505)	29,051	(85,959)	(21,210)
Settlements on derivative instruments	(4,011)	1,109	(24,429)	(1,633)
Loss on early extinguishment of debt	—	18	—	28,187
Changes in non-current assets and liabilities	(535)	(253)	(1,779)	1,891
Other, net	(3,137)	1,047	105	5,677
Changes in operating assets and liabilities:
Accounts receivable	17,193	(57,236)	5,421	(186,157)
Other current assets	(6,378)	1,441	(1,957)	(17,931)
Accounts payable and other current liabilities	(45,786)	39,456	13,951	115,021
Net cash provided by operating activities	393,181	340,759	1,550,994	1,096,564
Cash flows from investing activities:
Oil and gas capital expenditures	(415,099)	(331,177)	(1,566,583)	(1,233,126)
Sales of oil and gas assets	7,285	3,544	580,652	11,680
Sales of other assets	2,782	391	3,772	901
Other capital expenditures	(28,422)	(14,020)	(103,459)	(45,352)
Net cash used by investing activities	(433,454)	(341,262)	(1,085,618)	(1,265,897)
Cash flows from financing activities:
Borrowings of long-term debt	—	—	—	748,110
Repayments of long-term debt	—	—	—	(750,000)
Call premium, financing, and underwriting fees	(100)	(118)	(100)	(29,312)
Dividends paid	(17,205)	(7,789)	(55,243)	(30,532)
Employee withholding taxes paid upon the net settlement of equity-classified stock awards	(5,732)	(14,032)	(12,142)	(21,669)
Proceeds from exercise of stock options	30	168	2,241	394
Net cash used by financing activities	(23,007)	(21,771)	(65,244)	(83,009)
Net change in cash and cash equivalents	(63,280)	(22,274)	400,132	(252,342)
Cash and cash equivalents at beginning of period	863,946	422,808	400,534	652,876
Cash and cash equivalents at end of period	$800,666	$400,534	$800,666	$400,534

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	December 31, 2018	December 31, 2017
Assets	(in thousands, except share and per share information)
Current assets:
Cash and cash equivalents	$800,666	$400,534
Accounts receivable, net of allowance	454,200	460,174
Oil and gas well equipment and supplies	55,553	49,722
Derivative instruments	101,939	15,151
Other current assets	11,781	10,054
Total current assets	1,424,139	935,635
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	18,566,757	17,513,460
Unproved properties and properties under development, not being amortized	436,325	476,903
	19,003,082	17,990,363
Less – accumulated depreciation, depletion, amortization, and impairment	(15,287,752)	(14,748,833)
Net oil and gas properties	3,715,330	3,241,530
Fixed assets, net of accumulated depreciation of $324,631 and $290,114, respectively	257,686	210,922
Goodwill	620,232	620,232
Derivative instruments	9,246	2,086
Other assets	35,451	32,234
	$6,062,084	$5,042,639
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$106,814	$98,386
Accrued liabilities	379,455	351,849
Derivative instruments	27,627	42,066
Revenue payable	194,811	187,273
Total current liabilities	708,707	679,574
Long-term debt:
Principal	1,500,000	1,500,000
Less – unamortized debt issuance costs and discount	(11,446)	(13,080)
Long-term debt, net	1,488,554	1,486,920
Deferred income taxes	334,473	101,618
Derivative instruments	2,267	4,268
Other liabilities	198,297	201,981
Total liabilities	2,732,298	2,474,361

Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 95,755,797 and 95,437,434 shares issued, respectively	958	954
Additional paid-in capital	2,785,188	2,764,384
Retained earnings (accumulated deficit)	542,885	(199,259)
Accumulated other comprehensive income	755	2,199
Total stockholders' equity	3,329,786	2,568,278
	$6,062,084	$5,042,639